SCHEDULE 14A
                                 (RULE 14A-101)
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                (Amendment No. )

  Filed by the Registrant [X]

  Filed by a party other than the Registrant [   ]

  Check the appropriate box:
    [X]  Preliminary proxy statement
    [ ] Confidential for Use of the Commission Only (as permitted by Rule 14a-6(a)(2))
    [ ]  Definitive proxy statement
    [ ]  Definitive additional materials
    [ ] Soliciting material pursuant to ss.240.14a-11(c) or ss.240.14a-12

                          UNIVERSAL MONEY CENTERS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X]  No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

      1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
      2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
      3) Per unit price or other  underlying  value of  transaction computed  pursuant to Exchange  Act Rule 0-11 (Set forth the amount on  which  the  filing  fee  is  calculated  and  state  how it was determined):
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      4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
      5) Total fee paid:
--------------------------------------------------------------------------------
  [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
  [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount previously paid:
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      2)  Form, Schedule or Registration Statement No.:
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      3) Filing party:
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      4) Date filed:
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


                                                           PRELIMINARY COPY


[NAME AND LOGO]
                                                           6800 Squibb Road
                                                           Mission, Kansas 66202
                                                           (913) 831-2055


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 26, 2000

      The annual meeting of the shareholders of Universal Money Centers, Inc., a Missouri corporation (the "Annual Meeting"), will be held at The Holiday Inn-Mission, 7240 Shawnee Mission Parkway, Overland Park, Kansas 66202, on Friday, May 26, 2000 at 10:00 A.M., CDT, for the following purposes:

      1. To consider and act upon a proposal to amend the corporation's Articles of Incorporation to effect a 1-for-20 reverse stock split of the corporation's outstanding common stock.

      2. To consider and act upon a proposal to amend the corporation's Articles of Incorporation to increase the number of authorized shares of common stock of the corporation from 40,000,000 to 200,000,000 shares, if the 1-for-20 reverse stock split in Proposal 1 is not approved by the shareholders.

      3. To consider and act upon a proposal to elect three directors of the corporation as set forth in the accompanying Proxy Statement.

      4. To consider and act upon a proposal to ratify the selection of Baird, Kurtz & Dobson as independent auditors for the corporation and its subsidiaries for the present fiscal year.

      5. To consider and transact such other business as may properly come before the Annual Meeting.

      Shareholders of record at the close of business on April 7, 2000 are entitled to vote at the Annual Meeting.

      TO INSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, YOU ARE URGED TO DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. Sending in your Proxy now will not interfere with your rights to attend the Annual Meeting or to vote your shares personally at the Annual Meeting if you wish to do so.

      You are cordially invited to attend the Annual Meeting.

                          BY ORDER OF THE BOARD OF DIRECTORS

                                    David S. Bonsal
                                    Chairman of the Board
                                    and Chief Executive Officer

DATE: April 14, 2000
      Mission, Kansas





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YOU CAN HELP AVOID THE  NECESSITY  AND EXPENSE OF SENDING  FOLLOW-UP  LETTERS TO
ENSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. PLEASE FILL IN, SIGN AND RETURN THE ENLOSED PROXY CARD IN ORDER THAT THE NECESSARY QUORUM MAY BE REPRESENTED AT THE MEETING. THE ENCLOSED ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.
--------------------------------------------------------------------------------

                          UNIVERSAL MONEY CENTERS, INC.
                                6800 Squibb Road,
                              Mission, Kansas 66202
                                 (913) 831-2055

                                                                  April 14, 2000

                                 PROXY STATEMENT

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Universal Money Centers, Inc. (the "Company"), for the annual meeting of shareholders to be held on May 26, 2000 at 10:00 a.m. at The Holiday Inn-Mission, 7240 Shawnee Mission Parkway, Overland Park, Kansas 66202, or any postponements or adjournments thereof (the "Annual Meeting"). These proxy solicitation materials were mailed on or about April 14, 2000 to all shareholders entitled to vote at the Annual Meeting.

      A copy of the Company's annual report for the fiscal year ended January 31, 2000 is enclosed herewith. Such report is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

                               VOTING AND PROXIES

      Only shareholders of record at the close of business on April 7, 2000 are entitled to receive notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company as of such date consisted of _____________ shares of common stock, $.01 par value ("Common Stock").

      If the accompanying Proxy is signed and returned the shares represented by the Proxy will be voted in accordance with the specifications thereon. If the manner of voting such shares is not indicated on the Proxy, they will be voted for (a) approval of the amendment of the Company's Articles of Incorporation to effect a 1-for-20 reverse stock split of the Company's outstanding Common Stock,
(b) approval of the amendment of the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock of the Company from 40,000,000 to 200,000,000 shares, (c) the nominees for directors named herein and (d) the ratification of the selection of the independent auditors.

      Shareholders are entitled to one vote per share on all matters, except the election of directors, as to which cumulative voting applies. Under cumulative voting, each shareholder is entitled to cast as many votes as shall equal the number of shares held by the shareholder multiplied by the number of directors to be elected, and such votes may all be cast for a single director or may be distributed among the directors to be elected as the shareholder wishes. If a shareholder desires to cumulate his or her votes, the accompanying Proxy should be marked to indicate clearly that the shareholder desires to exercise the right to cumulate votes and to specify how the votes are to be allocated among the nominees for directors. For example, a shareholder may write "cumulate" on the Proxy and write below the name of the nominee or nominees for whom the shareholder desires to cast votes the number of votes to be cast for such nominee or nominees. Alternatively, without exercising his or her right to vote cumulatively, a shareholder may instruct the proxy holders not to vote for one or more of the nominees by lining through the name(s) of such nominee or nominees on the Proxy. If the Proxy is not marked with respect to the election of directors, authority will be granted to the persons named in the Proxy to cumulate votes if they so choose and to allocate votes among the nominees in such a manner as they determine is necessary in order to elect all or as many of the nominees as possible.

      A shareholder may revoke his or her Proxy at any time before it is voted by giving to the Secretary of the Company written notice of revocation bearing a later date than the Proxy, by submission of a later-dated Proxy, or by revoking the Proxy and voting in person at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute a revocation of a Proxy. Any written notice revoking a Proxy should be sent to Ms. Pamela A. Glenn, Secretary, Universal Money Centers, Inc., 6800 Squibb Road, Mission, Kansas 66202.

      The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not obtained at the Annual Meeting, the meeting may be adjourned until such time as a quorum is obtained. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. In tabulating the votes cast on proposals other than the election of directors, abstentions are counted and broker non-votes are not counted for purposes of determining whether a proposal has been approved. In tabulating the votes cast on the election of directors, votes withheld and broker non-votes are not counted for purposes of determining the directors who have been elected.

                                   PROPOSAL 1

              AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION
                    TO EFFECT A 1-FOR-20 REVERSE STOCK SPLIT
                         OF THE OUTSTANDING COMMON STOCK

General

      The Board of Directors of the Company has unanimously adopted and directed to be submitted to a vote of the shareholders a proposal to amend Article III of the Company's Articles of Incorporation to effect a 1-for-20 reverse stock split of the outstanding Common Stock of the Company (the "Reverse Stock Split"). Under the proposal, each twenty (20) shares of Common Stock ("Existing Common Stock") outstanding as of the close of business on the effective date of the amendment (the "Effective Date") will be automatically reclassified and converted into one (1) share of Common Stock ("New Common Stock"). The amendment will not change the number of authorized shares of Common Stock or the par value of the shares of Common Stock. The proposed amendment to Article III of the Articles of Incorporation to effect the Reverse Stock Split is set forth in Appendix A to this Proxy Statement and is incorporated herein by reference.

      No fractions of shares of New Common Stock will be issued in connection with the Reverse Stock Split. In lieu thereof, each shareholder of record otherwise entitled to fractions of shares of New Common Stock will receive one whole share of New Common Stock.

      If approved by the shareholders, the Reverse Stock Split will be accomplished by the filing of a Certificate of Amendment to the Company's Articles of Incorporation with the Missouri Secretary of State. The Company plans to file the Certificate of Amendment as soon as practicable if the proposed amendment is approved at the Annual Meeting or at any adjournment. Under the Missouri General and Business Corporation Law, the amendment to the Articles of Incorporation will become effective on the date of filing, unless the Company specifies otherwise. The Board of Directors reserves the right to abandon the Reverse Stock Split before or after the Annual Meeting and prior to the close of business on the Effective Date if for any reason the Board of Directors deems it advisable to do so.

Purposes of the Proposed Reverse Stock Split

      The Board of Directors believes that the proposed Reverse Stock Split is advisable and in the best interests of the Company and its shareholders in order to

     o increase the price per share at which the outstanding Common Stock would trade, and

     o provide additional authorized shares of Common Stock for issuance from to time to time by the Board of Directors of the Company, including in connection with the proposed Rights Offering (as described under Proposal 2 hereof).

      Increase in Price Per Share of Common Stock. The Company believes that an increase in the price level of the Common Stock as a result of the Reverse Stock Split could improve the marketability and liquidity of the Common Stock and could encourage greater interest and trading in the Common Stock. The Common Stock is currently eligible to be traded in the over-the-counter market, both on the OTC Bulletin Board and in the "pink sheets". The Common Stock is not currently eligible to be traded on the Nasdaq SmallCap Market or the American Stock Exchange, and will not be eligible upon consummation of the Reverse Stock Split.

           As of the date of this Proxy Statement, the Company is not aware of any public trading in the Common Stock for several years. Based upon the Company's size and earnings per share, the Company believes that the trading price of the Common Stock would be low. The low market price per share of the Common Stock would make trading in the Common Stock subject to certain rules promulgated under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in trades involving "penny stocks". These additional burdens may discourage certain broker-dealers from effecting transactions in the Common Stock. In addition, many broker-dealers and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Also, brokerage commissions on the sale of lower priced stock often represents a higher percentage of the sales price than the commissions on relatively higher priced stock. The Company believes that the increase in the price per share could reduce these burdens on the marketability and liquidity of the Common Stock. However, there can be no assurance that the Reverse Stock Split would cause the market price at which the Common Stock would trade to increase by twenty (20) times or that any increase in such price would substantially increase the marketability or liquidity of the Common Stock.

           The Reverse Stock Split may also have negative effects on liquidity. It is possible that the reduced number of shares outstanding as a result of the Reverse Stock Split could adversely affect the liquidity of the shares. In addition, certain shareholders who own fewer than one hundred shares of Common Stock as a result of the Reverse Stock Split may be required to pay brokerage commissions upon sale that are proportionately higher than the commissions paid by holders of one hundred or more shares of Common Stock. Given the large number of shares outstanding relative to the size of the Company, the Company believes that the possible positive effects of the increase in price as a result of the Reverse Stock Split should outweigh the possible negative consequences of the reduction in the number of shares outstanding.

      Increase in Number of Shares Available for Issuance. The Company's Articles of Incorporation authorize the issuance of 40,000,000 shares of Common Stock. As of February 15, 2000, there were 39,293,069 shares of Common Stock issued and outstanding. Based upon the Company's best estimates, the number of outstanding shares of Common Stock would be reduced as a result of the proposed Reverse Stock Split to approximately 1,964,809 shares. The number of authorized shares would not be changed in the Reverse Stock Split. As a result, approximately 37,328,260 additional shares of Common Stock would be available for issuance from time to time as the Board of Directors may deem advisable. Increasing the number of shares of Common Stock available for issuance would give the Company greater flexibility to issue stock for any proper purpose as determined from time to time by the Board of Directors. If the Reverse Stock Split is effected, the Board of Directors intends to authorize the issuance of a sufficient number of shares to conduct the proposed Rights Offering, which is described in Proposal 2. The Board of Directors does not currently have any other plans, understandings, agreements or arrangements concerning the issuance of additional shares of Common Stock of the Company. For a description of the effects of an increase in shares available for issuance and a description of the proposed Rights Offering, see Proposal 2.

Effects of the Proposed Reverse Stock Split

      Effect on Shareholders. Each holder of record of shares of Existing Common Stock as of the close of business on the Effective Date will receive one (1) share of New Common Stock for each twenty (20) shares of Existing Common Stock. No fractions of shares of New Common Stock will be issued in connection with the Reverse Stock Split. In lieu thereof, each shareholder of record otherwise entitled to fractions of shares of New Common Stock will receive one whole share of New Common Stock. Each shareholder of the Company will continue as a shareholder after the proposed Reverse Stock Split. The proportionate voting power and other rights of shareholders will not be affected by the Reverse Stock Split, except to the extent that fractions of shares are rounded up in the Reverse Stock Split. The Company estimates that the number of new shares issued to round up fractions of shares will be less than one one-hundredth of one percent of currently outstanding shares. Consequently, the amount of the dilution of any shareholder caused by the rounding up of fractions of shares will be very small. However, as described below, the Reverse Stock Split will increase the number of shares available for issuance in the future, which may result in dilution of the interests of existing shareholders. The Reverse Stock Split will also result in some shareholders owning "odd lots" of less than 100 shares of New Common Stock. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per-share basis, than the cost of transactions in even multiples of 100 shares.

      Effect on Authorized Stock and Outstanding Common Stock. Article III of the Company's Articles of Incorporation currently authorizes the issuance of 40,000,000 shares of Common Stock. The authorized capital stock of the Company will not be changed by reason of the proposed Reverse Stock Split. Based upon the Company's best estimates, the number of outstanding shares of Common Stock would be reduced as a result of the proposed Reverse Stock Split from 39,293,069 shares to approximately 1,964,809 shares, resulting in approximately 37,328,260 additional shares of Common Stock becoming available for issuance from time to time upon such terms and for such purposes as the Board of Directors may deem advisable. The Board of Directors does not intend to seek the approval of the shareholders for any future issuance, unless such approval is required by law or the rules of any quotation system or exchange on which the Common Stock is then traded. Any future issuance of Common Stock may, depending upon the circumstances, dilute the earnings per share, liquidation value, voting power and other rights and interests of the existing shareholders. If the Reverse Stock Split is effected, the Board of Directors intends to authorize the issuance of a sufficient number of shares to conduct the Rights Offering, which is described in Proposal 2. The Board of Directors does not currently have any other plans, understandings, agreements or arrangements concerning the issuance of additional shares of Common Stock of the Company. For a description of the effects of an increase in the shares of Common Stock available for issuance and of the proposed Rights Offering, see Proposal 2.

      Anti-Takeover Effect. Although not a factor in the decision of the Board of Directors to propose the Reverse Stock Split, the proposed Reverse Stock Split could have an anti-takeover effect by reducing the number of outstanding shares of Common Stock and thereby increasing the number of shares of Common Stock available for issuance by the Board of Directors. There are currently no plans, understandings, agreements or arrangements concerning the issuance of additional shares of Common Stock of the Company, other than shares to be issued in the proposed Rights Offering. However, the increase in the number of shares of Common Stock available for issuance could enable the Board of Directors to render more difficult or discourage a hostile transaction to take control of the Company, by issuing additional shares to increase the voting power of parties friendly to the Board of Directors or to dilute the voting power and other rights of a proposed acquirer. The availability of this defensive strategy to the Company could discourage unsolicited takeover attempts, thereby limiting the opportunity for the Company's shareholders to realize a higher price for their shares than would be generally available in the public markets. In addition, if the directors and executive officers of the Company are able to purchase more than their pro rata share of the Common Stock to be offered in the Rights Offering, the increase in their percentage ownership of Common Stock may prevent or discourage unsolicited takeover attempts. See Proposal 2. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.


Exchange of Stock Certificates

      All shareholders of record of the Company will be required to surrender their certificates representing shares of Existing Common Stock (the "Old Certificates") to the Company's designated exchange agent (the "Exchange Agent"). As soon as practicable after the Effective Date, the Company will mail a transmittal form to each shareholder of record as of the Effective Date for use in transmitting Old Certificates to the Exchange Agent. Upon proper completion of the transmittal form and delivery of the transmittal form with the holder's Old Certificates to the Exchange Agent, each holder of record of shares of Existing Common Stock will receive new certificates representing the number of shares of New Common Stock to which the holder is entitled.

      The Reverse Stock Split will occur at the close of business on the Effective Date without regard to when the Old Certificates are physically surrendered. After the Effective Date, each Old Certificate, until surrendered and exchanged as described above, will be deemed for all corporate purposes to evidence ownership of the resulting number of shares of New Common Stock.

      Until shareholders have surrendered their Old Certificates, such holders will not be entitled to receive (i) dividends, if any, declared or payable to holders of record of New Common Stock or (ii) certificates representing the shares of New Common Stock to which such shareholders are entitled. Such amounts, if any, will be remitted to the shareholders entitled thereto, without interest, at the time such Old Certificates are surrendered for exchange.

      HOLDERS SHOULD SUBMIT THEIR OLD CERTIFICATES ONLY AFTER THEY RECEIVE TRANSMITTAL FORMS.


Federal Income Tax Consequences

      THE FOLLOWING DISCUSSION SUMMARIZES CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT TO SHAREHOLDERS WHO ARE CITIZENS OR RESIDENTS OF THE UNITED STATES. THIS DISCUSSION IS INCLUDED FOR GENERAL INFORMATION ONLY. NO OPINION OF COUNSEL OR RULING FROM THE INTERNAL REVENUE SERVICE HAS BEEN SOUGHT OR OBTAINED WITH RESPECT TO THE FEDERAL, STATE OR LOCAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT. BECAUSE OF THE COMPLEXITY OF THE INTERNAL REVENUE CODE AND BECAUSE TAX CONSEQUENCES MAY VARY DEPENDING ON THE PARTICULAR FACTS RELATING TO EACH SHAREHOLDER, SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX EFFECTS OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR INDIVIDUAL CIRCUMSTANCES.

      The Company believes that the proposed Reverse Stock Split will not be a taxable transaction to the Company as the transaction qualifies for non-recognition treatment under the Internal Revenue Code of 1986, as amended. The Company believes that shareholders will not recognize gain or loss as a result of the Reverse Stock Split. In the aggregate, each shareholder's basis in the New Common Stock will equal the shareholder's basis in the Existing Common Stock. A shareholder's holding period for shares of New Common Stock will be the same as the holding period of the shares of Existing Common Stock exchanged therefor.

Appraisal Rights

      No appraisal rights are available under the Missouri General and Business Corporation Law to any shareholder who dissents from the proposal to approve the Reverse Stock Split.

Recommendation and Vote

      The proposed Reverse Stock Split must be approved by the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Any abstention or broker non-vote will have the effect of a vote against the proposed Reverse Stock Split.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL 1 CONCERNING THE AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT A 1-FOR-20 REVERSE STOCK SPLIT OF THE OUTSTANDING COMMON STOCK.


                                   PROPOSAL 2

              AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION
                     TO INCREASE THE AUTHORIZED COMMON STOCK

General.

      The Board of Directors of the Company has unanimously adopted and directed to be submitted to a vote of the shareholders a proposal to amend Article III of the Company's Articles of Incorporation to increase the authorized shares of Common Stock from 40,000,000 shares to 200,000,000 shares (the "Amendment"). The proposed Amendment is set forth in Appendix B to this Proxy Statement and is incorporated herein by reference.

      If approved by the shareholders, the proposed Amendment will be effected only if the 1-for-20 reverse stock split in Proposal 1 is not approved by the shareholders. The Amendment will be accomplished by the filing of a Certificate of Amendment to the Company's Articles of Incorporation with the Missouri Secretary of State. Under the Missouri General and Business Corporation Law, the proposed Amendment will become effective on the date of filing, unless the Company specifies otherwise. The Board of Directors reserves the right to abandon the proposed Amendment before or after the Annual Meeting and before the proposed Amendment becomes effective if for any reason the Board of Directors deems it advisable to do so.

Purpose of the Proposed Amendment

      The Board of Directors believes that the proposed Amendment is advisable and in the best interests of the Company and its shareholders in order to increase the number of shares of Common Stock available for issuance by the Company. The Company's Articles of Incorporation currently authorize the issuance of 40,000,000 shares of Common Stock. As of February 15, 2000, there were 39,293,069 shares of Common Stock issued and outstanding.

      If the proposed Amendment is effected, the Board of Directors intends to authorize the issuance of a sufficient number of shares of Common Stock to conduct the proposed Rights Offering, which is described below under "Rights Offering". Although the Company has considered, and continues to consider from time to time, other opportunities that may involve the issuance of Common Stock, there are currently no plans, arrangements, agreements or understandings for the issuance or use of the additional shares of authorized Common Stock, other than the proposed Rights Offering. Increasing the number of shares of authorized Common Stock would give the Company greater flexibility to issue stock:

     o to acquire other businesses or in connection with corporate partnering arrangements;
     o to provide incentives to employees, consultants and contractors;
     o     to raise capital; and
     o     for other general corporate purposes.

The authorized but unissued shares of Common Stock would be available for issuance from time to time for any proper purpose approved by the Board of Directors. The Board of Directors does not presently intend to seek further shareholder approval of any particular issuance of shares, unless such approval is required by law or the rules of any quotation system or exchange on which the Common Stock is then traded.


Effects of the Proposed Amendment

      If the proposed Amendment is implemented, the additional authorized shares of Common Stock would be available for issuance from time to time upon such terms and for such purposes as the Board may deem advisable, generally without further action by the shareholders of the Company. Except in connection with the proposed Rights Offering, shareholders would not have any preemptive or similar rights to subscribe for or purchase any additional shares of Common Stock that may be issued in the future. Any future issuance of Common Stock may, depending upon the circumstances, dilute the earnings per share, liquidation value, voting power and other rights and interests of the existing shareholders.

      The proposed Amendment would not effect any change in the Company's currently outstanding Common Stock. The additional authorized shares of Common Stock would have the same rights and privileges as the shares of Common Stock presently outstanding.

      Although not a factor in the decision of the Board of Directors to propose the Amendment, the proposed Amendment could have an anti-takeover effect by increasing the number of shares of Common Stock available for issuance by the Board of Directors. The increase in the number of shares of Common Stock available for issuance could enable the Board of Directors to render more difficult or discourage a hostile transaction to take control of the Company. In the course of exercising its fiduciary responsibilities to shareholders, the Board of Directors could issue additional shares without shareholder approval in order to increase the voting power of parties friendly to the Board of Directors or to dilute the voting power and other rights of a potential acquirer. The availability of this defensive strategy to the Company could discourage unsolicited takeover attempts, thereby limiting the opportunity for the Company's shareholders to realize a higher price for their shares than would be generally available in the public markets. In addition, to the extent that directors and executive officers are able to purchase more than their pro rata share of the Common Stock to be offered in the Rights Offering, the increase in their percentage ownership of Common Stock may prevent or discourage unsolicited takeover attempts. See "Rights Offering". The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and this proposal is not being presented with the intent that it be utilized as a type of anti-takeover device.

      In August 1999, an attorney representing Dave A. Windhorst, a former President of the Company, sent a letter to the Company claiming that the Company was required to issue 2,000,000 shares of Common Stock to Mr. Windhorst in connection with his prior employment by the Company. Mr. Windhorst resigned as President of the Company in June 1999. In the letter, the attorney claimed that the Board of Directors had approved the issuance to Mr. Windhorst of 2,000,000 shares of Common Stock in exchange for past services by him. The attorney threatened litigation if the Company did not comply with his demand. The Company rejected the claim. As of the date of this Proxy Statement, Mr. Windhorst has not made any further claims or commenced litigation against the Company. Mr. Windhorst's claim is based upon resolutions adopted by the Board of Directors in 1998 approving the issuance of certain shares, subject to the conditions that the issuance receive professional legal approval and that the number of authorized shares of Common Stock be increased. The proposed issuance did not receive professional legal approval. Approval by the shareholders of the proposed Amendment to increase the number of authorized shares may increase the likelihood that Mr. Windhorst will renew his claim against the Company or commence litigation against the Company. Even if the number of authorized shares of Common Stock is increased, the Company believes that it has meritorious defenses to Mr. Windhorst's claim.


Rights Offering

      If Proposal 1 or Proposal 2 are approved by the shareholders at the Annual Meeting, the Company currently intends to commence an offering of shares of Common Stock to shareholders of the Company (the "Rights Offering") as soon as practicable following the Annual Meeting. The Company currently expects to issue to each record holder of Common Stock a dividend of one non-transferable subscription right for each share of Common Stock held on the record date for the Rights Offering. Each subscription right would entitle the holder thereof to subscribe for and purchase one share of Common Stock (the "Basic Subscription Privilege"). The Board of Directors will determine the subscription price for the shares of Common Stock upon exercise of the subscription rights immediately prior to commencement of the Rights Offering. The Board of Directors currently expects that the subscription price will be between $0.40 - $0.80 per share if the Reverse Stock Split is implemented, or $0.02 to $0.04 per share if the Reverse Stock Split is not implemented. However, the actual subscription price may be higher or lower than these prices, as determined by the Board of Directors immediately prior to the commencement of the Rights Offering. The Company currently expects that if all of the shares of Common Stock offered pursuant to the Basic Subscription Privilege are not purchased, each holder purchasing all of the shares of Common Stock available to it pursuant to the Basic Subscription Privilege would have an Over-Subscription Privilege. Pursuant to the Over-Subscription Privilege, each such holder would have the right to purchase the shares that were not purchased by other shareholders pursuant to the Basic Subscription Privilege, subject to proration based upon the number of shares of Common Stock owned by each shareholder exercising ther Over-Subscription Privilege. All subscription rights would cease to be exercisable 30 days after the commencement of the Rights Offering, unless extended by the Company. All of the terms and conditions of the Rights Offering will be determined by the Board of Directors immediately prior to the commencement of the Rights Offering, and may be different than those described above. The Board of Directors reserves the right not to commence the Rights Offering until such time as it is in the best interests of the Company and the shareholders.

      Based on the current range of subscription prices currently being considered by the Board of Directors, if the Rights Offering is fully subscribed, the Company would raise approximately $750,000 to $1,500,000. The proceeds would be used to provide needed working capital for general corporate purposes. These general corporate purposes include funding the continued operation and expansion of the Company's ATM network and improving the Company's ability to access credit for future working capital needs.

      David S. Bonsal, Chairman of the Board of Directors and Chief Executive Officer of the Company and the beneficial owner of 12,424,150 shares, or 31.6%, of the outstanding Common Stock, has informed the Board of Directors that he currently intends to exercise his Basic Subscription Privilege in full and currently intends to exercise his Over-Subscription Privilege, to the extent available, to acquire in the aggregate up to one-half of the shares offered in the Rights Offering. John L. Settles, President of the Company and the beneficial owner of 888,800 shares, or 2.3%, of the outstanding Common Stock, has informed the Board of Directors that he currently intends to exercise his Basic Subscription Privilege in full and currently intends to exercise his Over-Subscription Privilege, to the extent available, to acquire in the aggregate up to ten percent of the shares offered in the Rights Offering. The remaining directors and executive officers who collectively own 647,753 shares, or 1.6%, of the outstanding Common Stock currently intend to exercise their Basic Subscription Privilege. All of the directors and executive officers reserve the right to subscribe for more or less than such number of shares of Common Stock.

      If the directors and executive officers are able to acquire and do acquire all of the shares of Common Stock that they intend to acquire in the Rights Offering as described above, and all of the remaining shares of Common Stock offered in the Rights Offering are sold to other shareholders, the percentage ownership of the Common Stock by the directors and executive officers would increase from 35.5% to 46.2%. If all of the directors and executive officers are able to acquire and do acquire all of the shares of Common Stock that they intend to acquire in the Rights Offering as described above, and no other shares are acquired by other shareholders in the Rights Offering, the percentage ownership of the Common Stock by the directors and executive officers would increase from 35.5% to 59.1%.

      To the extent that the voting power of the directors and executive officers of the Company increases as a result of the Rights Offering, it will be more difficult for the remaining shareholders to replace or remove the directors and executive officers. Any increase in the voting power of the directors and executive officers of the Company may also discourage or prevent unsolicited takeover attempts. The Rights Offering may also have the effect of making a business combination approved by the directors and executive officers of the Company easier to accomplish. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and the Rights Offering would not be conducted to deter or prevent takeovers.

      Shareholders of the Company will not vote on the Rights Offering. However, the Company's ability to consummate the Rights Offering is dependent upon shareholder approval of Proposal 1 or this Proposal 2.

THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR
SOLICITATION OF AN OFFER TO BUY COMMON STOCK.  ANY OFFER SHALL BE
MADE ONLY THROUGH A SEPARATE PROSPECTUS.

THE BOARD OF DIRECTORS MAKES NO RECOMMENDATION AS TO WHETHER
SHAREHOLDERS SHOULD EXERCISE ANY SUBSCRIPTION RIGHTS THAT MAY BE
ISSUED TO THEM.


Recommendation and Vote

      The proposed Amendment must be approved by the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon. Any abstention or broker non-vote will have the effect of a vote against the proposed Amendment.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL 2 CONCERNING THE AMENDMENT OF THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK.

                                   PROPOSAL 3

                              ELECTION OF DIRECTORS

      The Board of Directors presently consists of three directors, whose terms of office will expire upon the election of their successors at the Annual Meeting. The Company's Board of Directors has nominated each of the current directors of the Company for re-election at the Annual Meeting. The shareholders will be asked to elect each of the nominees listed below as a director for a term of one year and until his successor is elected and qualified, or until his earlier resignation or removal. Management expects all of such nominees to be available for election, but in the event that any of them should become unavailable, the persons named in the accompanying Proxy will vote for a substitute nominee or nominees if so designated by the Board of Directors. The three nominees receiving the greatest number of votes will be elected directors at the Annual Meeting.

Nominees for Election as Directors

                               A Director
                                 of the                 Principal
Name                Age       Company Since            Occupation
----                ---       -------------            ----------

David S. Bonsal      60           1987          Chairman of the Board and
                                                Chief Executive Officer of
                                                the Company

Jeffrey M. Sperry    56           1982          President, CB Richard Ellis,
                                                Albany, New York, real estate
                                                company

Arthur M. Moglowsky  63           1981          Attorney and Shareholder,
                                                Bass & Moglowsky, S.C.,
                                                Milwaukee, Wisconsin

      Unless otherwise indicated, each director has had the same principal occupation during the last five years.

      Mr. Bonsal is a principal shareholder of Universal Funding Corporation. See "Certain Relationships and Related Transactions." Mr. Bonsal also serves on the Board of Directors and the Audit Committee of Ferrite Components.

     Prior to 1999, Mr. Sperry served as Executive Vice President of Robert Cohn Associates, Inc., Albany, New York, a real estate company.

Meetings of the Board of Directors and Committees

      There were three meetings of the Board of Directors during the last fiscal year. The Board of Directors has established an Audit Committee. The committee members are Jeffrey M. Sperry and Arthur M. Moglowsky. See "--Nominees for Election as Directors." The Audit Committee assists the Board of Directors in satisfying the accounting and financial reporting responsibilities of the Company, reviewing and implementing internal controls and reviewing and assessing the scope and expense of the annual audit and related services provided by the Company's independent accountants. The Audit Committee met one time during the last fiscal year. Each director attended all meetings of the Board and of any committee of which the director was a member during the last fiscal year. The Company does not have standing compensation or nominating committees, or committees performing similar functions.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who beneficially own more than ten percent of a registered class of the Company's equity securities ("Insiders"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Insiders are required by SEC regulation to furnish the Company with copies of all reports they file. To the Company's knowledge, prior to April 29, 1999, no such reports had been filed for many years as a result of the de-listing of the Company's Common Stock and the Company's discontinuance of filing periodic reports with the SEC. The Company recommenced filing periodic reports with the SEC on April 29, 1999. On such date, each of the Insiders filed beneficial ownership reports with the SEC. Each of the Insiders filed a late Form 3 on such date and each of the following Insiders filed a Form 5 on such date reporting late the following number of transactions: David S. Bonsal - nine transactions; Pamela A. Glenn - one transaction; Arthur M. Moglowsky - six transactions; Jeffrey M. Sperry - seven transactions; and Dave A. Windhorst, former President - three transactions.

      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR PRESENTED IN PROPOSAL 3.



                                   PROPOSAL 4

                              SELECTION OF AUDITORS

      The Board of Directors has selected Baird, Kurtz & Dobson to examine the accounts of the Company and its subsidiaries for the current fiscal year. Unless otherwise directed, the proxies will be voted to ratify such selection.

      Representatives of Baird, Kurtz & Dobson are expected to be present at the Annual Meeting to make any statement they may desire and to respond to appropriate questions concerning the audit report.

      THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL 4 CONCERNING THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS.


                        EXECUTIVE OFFICERS OF THE COMPANY

      The executive officers of the Company are as follows:

          Name             Age           Position
          ----             ---           --------

     David S. Bonsal       60       Chairman of the
                                    Board of Directors
                                    and Chief Executive
                                    Officer

     John L. Settles       57       President

     Pamela A. Glenn       38       Vice President and
                                    Corporate Secretary

      Executive officers serve at the pleasure of the Board of Directors. Unless otherwise indicated, each executive officer has had the same principal occupation during the last five years.

      David S. Bonsal has served as the Chairman and Chief Executive Officer of the Company since 1988. Mr. Bonsal is also a principal shareholder of Universal Funding Corporation. See "Certain Relationships and Related Transactions."

      John L. Settles has served as President of the Company since June 1999. From 1998 until he joined the Company, Mr. Settles served as Vice President Business Development of DataLink Systems

Corporation, San Jose, California, a wireless information services firm with $6 million in annual revenue, where he was responsible for developing its sales channels. From 1996 to 1998, Mr. Settles was employed by Science Applications International Corp. where he help to create and manage its joint venture with the Venezuelan national oil company, Petroleos del Venezuela, S.A., a provider of Information Technology services with annual sales of $230 million. From 1994 to 1996, Mr. Settles served as the Vice President, Systems and Client Services Group of Information Network Corp., Phoenix, Arizona, a healthcare information systems firm with annual revenues of $10 million. Mr. Settles was the President of the Company from April 1989 through October 1990 and is a principal shareholder of Universal Funding Corporation. See "Certain Relationships and Related Transactions."

      Pamela A. Glenn has served as Vice President since May 1995 and Corporate Secretary since September 1995. Ms. Glenn served as a Sales Representative and Account Manager of the Company from 1991 to May 1995 and held various positions with the Company from 1982 to 1991.

                             EXECUTIVE COMPENSATION

      The following table sets forth certain summary information concerning the compensation paid and awarded for the years indicated to the Company's Chief Executive Officer and to each executive officer of the Company who received compensation in excess of $100,000 for services rendered in all capacities to the Company and its subsidiaries during the Company's fiscal year ended January 31, 2000.

Summary Compensation Table
                             Annual Compensation
                             -------------------
    Name and
    Principal
    Position            Year    Salary($)  Bonus($)(1)   Compensation($)(2)
    ---------           ----    ---------  -----------   ------------------
    David S. Bonsal,    2000    $124,500    $1,500         $4,314
    Chief Executive     1999    125,000      2,500          4,620
     Officer            1998    125,000      1,000            474

                     ------------------------
(1) Includes bonuses received in the reported year. The payment of bonuses is at the discretion of the Board of Directors.

(2) The amounts shown in this column for 2000 consist of (a) contributions by the Company under its SIMPLE IRA Plan in the amount of $3,750 to the account of Mr. Bonsal and (b) insurance premium payments by the Company with respect to group term life insurance in the amount of $564 for the benefit of Mr. Bonsal.

Director Compensation

      The Company currently pays each non-employee director a cash fee of $750 for each Board meeting attended in person and a cash fee of $250 for each Board meeting attended by telephone. Directors are reimbursed for certain reasonable expenses incurred in attending meetings. Officers of the Company do not receive any additional compensation for serving as members of the Board of Directors.

      The Company currently does not pay committee members fees for attending committee meetings. Committee members are reimbursed for certain reasonable expenses incurred in attending meetings.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of April 3, 2000, with respect to the beneficial ownership of the Common Stock by (a) each beneficial owner of more than 5% of the outstanding shares thereof, (b) each director and each nominee to become a director, (c) each executive officer named in the Summary Compensation Table and (d) all executive officers, directors and nominees to become directors of the Company as a group.

                                                               Percent of
                                      Number of Shares        Common Stock
Name of Beneficial Owner             Beneficially Owned       Outstanding(1)
------------------------             ------------------       --------------

David S. Bonsal (2)                     12,424,150                31.6%

Jeffrey M. Sperry                          249,550                  *

Arthur M. Moglowsky                        297,753                  *

Directors and executive officers        13,960,703                35.5%
  as a group (5 persons)

-------------------

*  Represents beneficial ownership of less than one percent.

(1) Percentages are determined in accordance with Rule 13d-3 under the Exchange Act.

(2) The address of Mr. Bonsal is c/o Universal Money Centers, Inc., 6800 Squibb Road, Mission, Kansas 66202.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Universal Funding Corporation

      The Company has maintained a business relationship with Universal Funding Corporation, a Missouri corporation ("Funding"), since August 1989. The relationship began in 1989 as a result of the Company's severe financial problems. The operation of the Company's ATM network generally requires that the Company supply vault cash to ATMs owned by the Company to fund cash withdrawals. As a result of the Company's financial problems, lenders were generally unwilling to extend loans, partly because of the concern that the Company's creditors would assert claims against cash physically located in ATMs owned by the Company. The Company did not have sufficient cash to supply the vault cash for these ATMs. In order to resolve this problem and to permit the Company to continue to operate certain ATMs, Funding was formed in 1989 by David S. Bonsal, the Chairman of the Company's Board of Directors, John L. Settles, the President of the Company, and William Smithson, a shareholder of the Company. Each of these individuals has a one-third ownership interest in Funding.

      In 1989, the Company sold approximately 60 ATMs to Funding for which Funding had agreed to provide vault cash. Funding requested the sale of the ATMs to Funding as a condition to providing vault cash, in order to provide additional protection against seizure of Funding's vault cash by the Company's creditors. The Company and Funding also entered into a Management Agreement in 1989. The Management Agreement was designed to provide the Company with the economic benefits of ownership and operation of the ATMs sold to Funding, while providing to shareholders and lenders of Funding the protection from the Company's creditors and the investment return necessary to attract their investment.

      In the Management Agreement, Funding agreed to enter into contracts with site owners for the placement of the ATMs acquired from the Company, to provide vault cash necessary for the operation of the ATMs and to contract for an armored security service for deliveries of cash to ATMs. In exchange for these services, Funding received all interchange fees for transactions processed on the ATMs for which it provided vault cash. Under the Management Agreement, the Company agreed to "drive" the ATMs sold to Funding and to provide accounting, maintenance and communication services. In exchange for these services, Funding agreed to pay the Company a management fee equal to Funding's "net income". Funding's "net income" is defined in the Management Agreement as revenues from interchange fees, less armored security charges, interest expense on funds borrowed to provide vault cash, ATM location expenses, debt service related to the purchase of the ATMs, taxes or insurance on ATMs, and a monthly payment to each of Funding's shareholders representing a return on their equity investment in Funding. The amount of the monthly payment to the shareholders is based upon the amount of their equity investment in Funding and is paid on the equity investment at a rate of 18% per annum, or a total of $24,894 per year. The management fee is to be paid to the Company on a monthly basis after Funding has met all of its other cash expenses, including the payment of interest on outstanding borrowings and the monthly payment to Funding's shareholders. In addition, in the Management Agreement, the shareholders of Funding grant the Company an option to purchase all of the outstanding stock of Funding at any time for an amount equal to 110% of the capital contributed by the shareholders to Funding plus any arrearages in the payment of expenses due under the Management Agreement. Management believes that the amount of the exercise price would have been $165,000 as of January 31, 2000. The Management Agreement extends for successive twelve (12) month terms, unless either party provides written notice of termination to the other party at least thirty (30) days prior to the end of a twelve (12) month term.

      Since 1989, the relationship between the Company and Funding has expanded to cover additional ATMs, as a result of the loss of other sources of financing and in order for the Company to take advantage of opportunities to place additional ATMs. Funding currently supplies vault cash for a majority of the ATMs owned by Funding and the Company. Funding currently owns two ATMs in the Company's ATM network. The Company-owned ATMs for which Funding provides vault cash are leased to Funding for rent of $10.00 per month. Funding requested the leasing arrangement for the Company-owned ATMs in order to provide protection against seizure of its vault cash. Funding does not provide vault cash for ATMs in the Company's network which are owned by banks or by third party vendors. At January 31, 2000 and 1999, Funding had vault cash of approximately $3,640,000 and $2,200,000, respectively, located in approximately 250 and 242 ATMs, respectively, owned by Funding and the Company.

      The Company earned management fees from Funding of $14,820 and $541,380 in fiscal years 2000 and 1999, respectively. At January 31, 2000 and 1999, the Company had a receivable for accrued and unpaid management fees of $39,872 and $35,064, respectively. Pursuant to the Management Agreement, the Company assumes the risk of theft or other shortages of cash from the ATMs for which Funding supplies vault cash. The Company incurred losses of $19,890 and $10,075 from vault cash shortages in fiscal 2000 and 1999, respectively.

      Funding borrows the funds that are used to supply vault cash principally from (i) Electronic Funds Transfer, Inc., a wholly owned subsidiary of the Company ("EFT"), (ii) David S. Bonsal, Chairman and Chief Executive Officer of the Company, and a limited partnership in which Mr. Bonsal is the general partner, (iii) employees of the Company, and (iv) other lenders. The loans generally have a term of 30 days and typically are rolled over at maturity. As of January 31, 2000, Funding paid interest on loans at rates ranging from 12 - 18% per annum. At January 31, 2000, the aggregate outstanding amount of the loans was approximately $3,579,000, of which $650,300 was owed to EFT, approximately $1,975,500 was owed to Mr. Bonsal and the related limited partnership, approximately $155,450 was owed to John L. Settles, President of the Company, approximately $24,300 was owed to other employees of the Company and approximately $773,000 was owed to other lenders. The maximum outstanding balances of the loans made by EFT to Funding in fiscal 2000 and 1999 were $815,300 and $489,000, respectively. The total interest earned by the Company on loans from EFT to Funding in fiscal 2000 and 1999 was $72,325 and $34,338, respectively.

      The interest rate on loans from David S. Bonsal and the related limited partnership that were outstanding during fiscal 2000 and 1999 and at January 31, 2000 was 15% per annum. The total interest paid by Funding to David S. Bonsal and the related limited partnership for loans to Funding was $259,117 in fiscal 2000 and $156,864 in fiscal 1999. The interest rates on loans from John L. Settles, President of the Company, that were outstanding during fiscal 2000 and at January 31, 2000 were 15 - 18% per annum. The total interest paid by Funding to John L. Settles for loans to Funding was $16,830 in fiscal 2000.

      As noted above, the shareholders of Funding receive a return on their equity investment in Funding each month before Funding pays the management fee to the Company. The amount of the monthly payment to the shareholders is based upon the amount of their equity investment in Funding and is paid on the equity investment at a rate of 18% per annum. For each of fiscal 2000 and 1999, the amount paid by Funding to the shareholders of Funding as a return on equity investment was approximately $24,894. Each of David S. Bonsal and John L. Settles, as the owner of 1/3 of the outstanding shares of Funding, has received 1/3 of the amount paid each year to the shareholders of Funding.

      The Company has obtained access to additional sources of vault cash in recent years as a result of the improvement in its financial condition. The Company entered into an agreement with Pinnacle Systems, L.L.C. ("Pinnacle") in August 1997 pursuant to which Pinnacle provided funds for vault cash for a service fee equal to the amount of vault cash provided multiplied by the prime rate published from time to time by the Wall Street Journal, plus a specified percentage. In addition to the payment of this service fee, the agreement required the Company to pay monthly "bank" fees and insurance charges to Pinnacle. As of January 31, 1999, Pinnacle provided vault cash of approximately $600,000 for approximately 40 ATMs. The agreement was terminated by Pinnacle in March 1999. Pinnacle informed the Company that Pinnacle's lender would no longer permit Pinnacle to provide vault cash to ATM companies because of losses suffered by the lender due to problems monitoring vault cash transfers through certain ATM networks (not including the Company's ATM network). In June 1999, the Company entered into a vault cash arrangement with Tehama Bank under which the Company could obtain up to $3 million in vault cash. As of January 31, 2000, the Company was renting approximately $2 million under the Tehama Bank arrangement. In October 1999, the Company entered into an arrangement with Charter Bank allowing the Company to obtain up to $5 million in vault cash, of which $3.6 million was outstanding as of January 31, 2000. In November 1999, the Company entered into a vault cash arrangement with Humboldt Bank under which the Company could obtain up to $1 million in vault cash. The Company had not obtained funds under the arrangement with Humboldt Bank as of January 31, 2000. Under each arrangement, the Company is required to pay a monthly service fee on the outstanding amount equal to the prime rate of interest, plus a specified percentage, and must pay monthly "bank" and insurance fees.


Deferred Compensation

      The Company has a liability of approximately $140,000 due to David S. Bonsal, Chairman and Chief Executive Officer of the Company, representing compensation informally deferred during fiscal years 1994 through 1996 in an attempt to improve the Company's cash flow during those years. The Company has agreed to pay interest on the deferred compensation at a rate of 5% per annum.

Personal Guarantees of Company Obligations

      As a result of the Company's financial problems, certain lenders required the personal guarantee of David S. Bonsal, Chairman and Chief Executive Officer of the Company, as a condition to loaning funds to the Company to finance the purchase of new and replacement ATMs. The Company's payment of the following obligations of the Company has been personally guaranteed by Mr. Bonsal:

      1. Capital Lease dated December 30, 1996, between the Company and Newcourt Communications Finance Corporation (formerly AT&T Credit Corporation), in the principal amount of $440,365. The lease requires monthly payments by the Company through November 2000.

      2. Capital Lease dated October 30, 1996, between the Company and Newcourt Communications Finance Corporation (formerly AT&T Credit Corporation), in the principal amount of $66,427. The lease requires monthly payments by the Company through September 2000.

      3. Capital Lease dated February 28, 1997, between the Company and Newcourt Communications Finance Corporation (formerly AT&T Credit Corporation), in the principal amount of $119,594. The lease requires monthly payments by the Company through January 2001.

      4. A promissory note dated June 3, 1996, issued by the Company to Bank 21 (formerly The Farmers Bank) in the principal amount of $57,570. The note is due on demand, and if no demand is made, the note is due in installments through January 2001.

      5. A promissory note dated August 20, 1996, issued by the Company to Bank 21 (formerly The Farmers Bank) in the principal amount of $222,200. The note is due on demand, and if no demand is made, the note is due in installments through November 2001.

Under the terms of each of the capital leases described in Items 1 - 3 above, Mr. Bonsal's personal guarantee is to be released under each lease if the Company complies with its obligations under the respective lease for twenty-four
(24) months after the date of such lease and is not in default under the respective lease at the end of the twenty-four (24) month period. Mr. Bonsal's personal guarantee of these leases was released in April 1999.

                          FUTURE SHAREHOLDER PROPOSALS

      Any proposal that a shareholder desires to have included in the Company's proxy materials for the Company's 2001 annual meeting of shareholders ("2001 Annual Meeting") must be received by the Secretary of the Company at the Company's principal executive offices no later than December 16, 2000, in order to be considered for possible inclusion in the proxy materials. Any such proposal must comply with the applicable rules of the Securities and Exchange Commission.

      In addition to the requirements set forth above, the Company's By-laws contain advance notice provisions governing certain matters, including shareholder proposals and shareholder nominations of candidates for the election to the Board of Directors of the Company. Under the Company's By-laws, notice of any such proposal or nomination must be in writing and must be delivered to the Secretary of the Company at the Company's principal executive offices (a) no less than sixty (60) days prior to the scheduled date of an annual shareholders' meeting, or (b) if the notice to shareholders or the public announcement of the scheduled date of the annual shareholders' meeting is not given or made at least seventy (70) days prior to the scheduled date of the meeting, not more than ten
(10) days following the day on which the Company mails notice or makes a public announcement of the scheduled date of the meeting. Any such shareholder proposal or nomination for election to the Board of Directors must also comply with the other applicable provisions of the advance notice provisions in the Company's By-laws.

      The Company currently anticipates that the 2001 Annual Meeting will be held on June 15, 2001. Assuming that the date of the meeting is not changed, notice of any shareholder proposal or nomination to be considered at the 2000 Annual Meeting must be received by the Secretary no later than April 16, 2001 in order to be timely under the advance notice provisions of the Company's By-laws.

      No shareholder proposal or nomination will be considered at the 2001 Annual Meeting of Shareholders unless it is presented in accordance with the foregoing requirements. A copy of the Company's By-laws containing the advance notice provisions can be obtained by any shareholder by written request to the Secretary of the Company at the Company's principal executive offices.


                                     GENERAL

Other Matters

      As described above under "Future Shareholder Proposals," the By-laws of the Company require that prior written notice of any business to be brought before an annual shareholders' meeting be given to the Company a specified period of time prior to the meeting. Because no such notice has been received in a timely manner, the only business that may be properly brought before the Annual Meeting are the matters set forth herein or those brought before the Annual Meeting by or at the direction of the Board of Directors. The Board of Directors does not intend to present any matter for action at the Annual Meeting other than the matters described herein. If any other matters do properly come before the meeting, proxies in the accompanying form confer upon the persons named in such proxies discretionary authority to vote upon such matters, to the extent permitted under the applicable rules of the Securities and Exchange Commission.

Solicitation of Proxies

      In addition to the solicitation of proxies from shareholders by use of the mails, it is expected that a limited number of employees of the Company, without additional compensation, may solicit proxies from shareholders by telephone, telegraph and personal visits. It is expected that banks, brokerage houses and others will be requested to forward the soliciting material to their principals and obtain authorization for the execution of proxies. All costs of solicitation, including the costs of preparing, assembling and mailing this Proxy Statement and all papers which now accompany or may hereafter supplement the same, as well as the reasonable out-of-pocket expenses incurred by the above-mentioned banks, brokerage houses and others, will be borne by the Company.

                               BY ORDER OF THE BOARD OF DIRECTORS

                               David S. Bonsal
                               Chairman of the Board
                               and Chief Executive Officer

DATE:  April 14, 2000

                                   APPENDIX A

                      PROPOSED AMENDMENT TO ARTICLE III OF
                     THE COMPANY'S ARTICLES OF INCORPORATION
                   TO EFFECT THE PROPOSED REVERSE STOCK SPLIT

      RESOLVED, that Article III of the Company's Articles of Incorporation is hereby amended by adding at the end of Article III the following provisions:

                               Reverse Stock Split

           At 6:00 p.m. (Eastern time) on the effective date of the amendment adding this paragraph to Article III ("Effective Date"), each twenty (20) outstanding shares of the Corporation's Common Stock, $.01 par value per share, held of record as of 6:00 p.m. (Eastern time) on the Effective Date shall be and hereby are automatically reclassified and converted, without further action, into one (1) share of the Corporation's Common Stock, $.01 par value per share. No scrip or fractions of shares shall be issued as a result of this amendment to Article III. In lieu of receiving fractions of shares, each shareholder of record otherwise entitled to receive fractions of shares of Common Stock as a result of this amendment to Article III shall be entitled to receive one whole share of Common Stock. This amendment to Article III shall not affect the number of authorized shares of Common Stock or the par value per share of the Common Stock.

                                   APPENDIX B

                      PROPOSED AMENDMENT TO ARTICLE III OF
                     THE COMPANY'S ARTICLES OF INCORPORATION
                TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

      RESOLVED, that Article III of the Company's Articles of Incorporation is hereby amended by deleting Article III as the same now appears and substituting therefor the following:

                                   ARTICLE III

      The aggregate number of shares which the Corporation shall have authority to issue shall be Two Hundred Million (200,000,000) shares of Common Stock, par value one cent ($0.01) per share.

                     Please Complete, Sign, Date and Return
                      this Proxy in the Enclosed Envelope.

                                      PROXY
                          Universal Money Centers, Inc.
                                6800 Squibb Road
                              Mission, Kansas 66202

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     The undersigned hereby appoints David S. Bonsal, John L. Settles and Pamela
A. Glenn, and each of them, jointly and severally, with full power of substitution, as proxies for the undersigned at the Annual Meeting of Shareholders of Universal Money Centers, Inc., to be held at The Holiday Inn - Mission, 7240 Shawnee Mission Parkway, Overland Park, Kansas 66202 on May 26, 2000, at 10:00 a.m. CDT, and at any adjournment, to vote the shares of common stock the undersigned would be entitled to vote, if personally present, upon the election of directors, the proposals stated on this Proxy and any other matter properly brought before the meeting, all as set forth in the April 14, 2000 Proxy Statement.

     Unless otherwise marked, this Proxy will be deemed marked "For" on Proposals 1, 2 and 4 and marked "Granted" on Proposal 3, and voted accordingly.

                                 -----                      -----

                                  [Place shareholder label here]

                                 -----                      -----

--------------------------------------------------------------------------------
   [ X ]   Please mark your
           votes as in this
           example.
                        THE BOARD OF DIRECTORS RECOMMENDS
        A VOTE "FOR" ON PROPOSALS 1, 2 AND 4 AND "GRANTED" ON PROPOSAL 3
                                                  FOR       AGAINST      ABSTAIN
1. Approval of the proposed amendment to the      |_|        |_|          |_|
   Articles of Incorporation to effect a
   1-for-20 reverse stock split of the
   outstanding common stock.
                                                  FOR       AGAINST     ABSTAIN
2. Approval of the proposed amendment to the      |_|        |_|          |_|
   Articles of Incorporation to increase the authorized shares of common stock from 40,000,000 shares to 200,000,000 shares.

3. Authority granted to or withheld from the     Authority           Authority
   proxies to vote for the following          GRANTED to vote       WITHHELD to
   nominees as Directors (or substitute       for all nominees     Vote for all
   nominee(s) designated by the Board of                              nominees
   Directors if any of them becomes                |_|                  |_|
   unavailable):      David S. Bonsal,
   Jeffrey M. Sperry and Arthur M. Moglowsky.

   (INSTRUCTIONS:  To withhold authority to
   vote for any individual nominee, line
   through that nominee's name in the list
   above.)
                                                  FOR       AGAINST     ABSTAIN
4. Ratification of the appointment of Baird,      |_|        |_|          |_|
   Kurtz & Dobson as independent auditors
   for Universal Money Centers, Inc.

   This Proxy confers discretionary authority to vote upon certain matters, as described in the accompanying Proxy Statement.



SIGNATURE__________ DATE:_____, 2000  SIGNATURE ______________DATE:_______, 2000

(Note: Please sign exactly as name appears on this Proxy. Executors, administrators, trustees, etc., should so indicate when signing, giving their full title as such. If a signer is a corporation or other entity, execute in full corporation or entity name by authorized officer. If shares are held in the name of two or more persons, all should sign.)